UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2003

PLX Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25699	94-3008334
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

870 Maude Avenue
Sunnyvale, California    94085
(Address of principal executive offices including zip code)

(408) 774-9060
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

1 THIS REPORT AMENDS THE REGISTRANT'S REPORT ON FORM 8-K ORIGINALLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 27, 2003.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

On May 27, 2003, PLX Technology, Inc., a Delaware corporation ("PLX"), filed a Current Report on Form 8-K to report its acquisition of HiNT Corporation, a California corporation ("HiNT Corp."). As permitted under Items 7(a)(4) and (b)(2) of Form 8-K, PLX indicated that it would file the financial statements and pro forma financial information required under Item 7 of Form 8-K no later than the date required. This Amendment No. 1 of Current Report on Form 8-K provides the required financial information and amends Item 7 of the Current Report on Form 8-K filed by PLX on May 27, 2003.

(a) Audited Financial Statements of Business Acquired

The following historical financial information of HiNT Corp. is filed herewith on the pages listed below:

Independent Auditors' Report
Balance Sheet as of July 31, 2002
Statement of Income and Accumulated Deficit for the year ended July 31, 2002
Statement of Cash Flows for the year ended July 31, 2002
Notes to the Financial Statements

4 5 6 7 8

Unaudited Financial Statements of Business Acquired

The following unaudited financial information of HiNT Corp. filed herewith on the pages listed below:

Unaudited Balance Sheet as of April 30, 2003
Unaudited Statement of Income and Accmulated Deficit for the nine months ended April 30, 2003
Unaudited Statement of Cash Flows for the nine months ended April 30, 2003
Notes to the Unaudited Financial Statements

15 16 17 18

(b) Pro Forma Financial Statements

The following unaudited pro forma combined financial information of PLX Technology, Inc. and HiNT Corp., Inc. is filed herewith on the pages listed below:

Introduction
Unaudited Pro Forma Combined Statements of Operations for the year ended December 31, 2002
Unaudited Pro Forma Combined Statements of Operations for the three months ended March 31, 2003
Unaudited Pro Forma Combined Balance Sheet as of March 31, 2003
Notes to Unaudited Pro Forma Combined Financial Statements

25 26 27 28 29

(c) Exhibits
EXHIBIT NO.	DESCRIPTION
2.1

Agreement and Plan of Reorganization dated May 6, 2003 by and among PLX Technology, Inc., HT Acquisition Sub, LLC, HiNT Corporation and Herbert Chang as Shareholders' Agent. (PREVIOUSLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 27, 2003 AS EXHIBIT 2.1 TO THE REGISTRANT'S FORM 8K AND INCORPORATED HEREIN BY REFERENCE)

23.1	Consent of Frank, Rimerman & Co. LLP, independent auditors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLX TECHNOLOGY, INC.
(the Registrant)

By: /s/ MICHAEL J. SALAMEH

Michael J. Salameh
President

Dated: August 5, 2003

INDEPENDENT AUDITORS' REPORT

Board of Directors

Fremont, California

We have audited the accompanying balance sheet of as of and the related statements of income and accumulated deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of as of , and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1, all of the Company's capital stock was acquired by PLX Technology, Inc. on May 22, 2003.

/s/ Frank, Rimerman & Co. LLP

June 30, 2003

HiNT CORPORATION
BALANCE SHEET

                                                                        July 31, 2002
                                                                        --------------
                                ASSETS
Current Assets
  Cash and cash equivalents                                            $    1,640,417
  Accounts receivable, net of $10,000 allowance for doubtful accounts         478,475
  Inventory, net                                                              716,292
  Deferred contract costs and other                                           190,858
  Deferred income taxes                                                       566,100
                                                                        --------------
        Total current assets                                                3,592,142

Property and Equipment, net                                                   303,822
Deferred Tax Asset                                                            401,700
Deposits                                                                      138,679
                                                                        --------------
                                                                       $    4,436,343
                                                                        ==============

                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts payable                                                     $      375,510
  Accrued salaries and related expenses                                       121,862
  Deferred contract revenue                                                   250,000
                                                                        --------------
        Total current liabilities                                             747,372

Deferred Rent                                                                  19,387
Commitments and Contingencies (Notes 1, 4, 8 and 9)
Stockholders' Equity
  Series A convertible preferred stock, no par value - 4,200,000 shares authorized; 4,126,500 issued and outstanding
    (aggregate liquidation preference of $4,126,500)                        4,093,746
  Common stock, no par value - 26,000,000 shares authorized;
    14,230,000 issued and outstanding                                       1,377,512
  Accumulated deficit                                                      (1,801,674)
                                                                        --------------
                                                                            3,669,584
                                                                        --------------
                                                                       $    4,436,343
                                                                        ==============

The accompanying notes are an integral part of these financial statements.

HiNT CORPORATION
STATEMENT OF INCOME AND ACCUMULATED DEFICIT

                                                     Year Ended
                                                    July 31, 2002
Revenues                                            -------------
  Chip sales                                       $   3,579,520
  Design services                                        305,000
                                                    -------------
                                                       3,884,520
                                                    -------------
Cost of Revenues
  Chip sales                                           1,034,549
  Design services                                         94,919
                                                    -------------
                                                       1,129,468
                                                    -------------
Gross Margin                                           2,755,052

Operating Expenses
  General and administrative                             466,553
  Research and development                             1,613,732
  Sales and marketing                                    497,619
                                                    -------------
                                                       2,577,904
                                                    -------------
Income from Operations                                   177,148
Other Income (Expense)
  Royalty income                                         189,245
  Interest income                                         37,037
  Loss on disposal of property and equipment              (3,232)
                                                    -------------
                                                         223,050
                                                    -------------
Net Income before Income Tax Expense                     400,198
Income Tax Expense                                         5,300
                                                    -------------
      Net income                                         394,898
Accumulated Deficit, July 31, 2001                    (2,196,572)
                                                    -------------
Accumulated Deficit, July 31, 2002                 $  (1,801,674)
                                                    =============

The accompanying notes are an integral part of these financial statements.

HiNT CORPORATION
STATEMENT OF CASH FLOWS

                                                                 Year Ended
                                                                July 31, 2002
                                                                -------------
Cash Flows from Operating Activities
  Net income                                                   $     394,898
  Adjustments to reconcile net income to net cash
     used in operating activities:
        Depreciation and amortization                                258,037
        Increase in allowance for doubtful accounts                    5,000
        Increase in inventory allowance                               79,000
        Deferred income taxes                                          4,500
        Loss on disposal of property and equipment                     3,232
        Changes in operating assets and liabilities:
            Accounts receivable                                     (359,283)
            Inventory                                               (663,994)
            Deferred contract costs and other current assets         (78,075)
            Accounts payable and accrued expenses                    222,864
            Deferred contract revenue                                 50,000
            Deferred rent                                             19,387
                                                                -------------
                 Net cash used in operating activities               (64,434)

Cash Flows from Investing Activities
  Purchase of property and equipment                                 (19,832)
                 Net cash used in investing activities          -------------
                                                                     (19,832)
                                                                -------------
Decrease in Cash and Cash Equivalents                                (84,266)
Cash and Cash Equivalents, July 31, 2001                           1,724,683
                                                                -------------
Cash and Cash Equivalents, July 31, 2002                       $   1,640,417
                                                                =============

Supplemental Disclosure of Cash Flow Information
  Cash paid for interest                                       $          --
                                                                =============
  Cash paid for income taxes                                   $         800
                                                                =============

The accompanying notes are an integral part of these financial statements.

HiNT CORPORATION

NOTES TO FINANCIAL STATEMENTS

1. Nature of Business and Sale of Company Capital Stock

HiNT Corporation (the "Company") was incorporated in California in September 1991 and is headquartered in Fremont, California. The Company designs and markets PCI Bridges for applications in embedded telecommunication and networking systems and performs design services for customers.

All of the Company's capital stock was acquired by PLX Technology, Inc. on May 22, 2003, at which time it became a wholly-owned subsidiary of PLX Technology, Inc.

2. Significant Accounting Policies

Revenue Recognition:

Chip sales are recorded upon shipment to the customer. The Company also accrues for estimated sales returns of product based on past history. Design service revenue under fixed price contracts is recorded when the services have been completed and accepted by the customer. Amounts received from customers in excess of costs incurred on uncompleted contracts are recorded as deferred contract revenue.

Cash and Cash Equivalents:

Cash and cash equivalents include all cash balances and highly-liquid investments with a maturity of three months or less at the date of purchase. Cash and cash equivalents consist primarily of money market accounts on deposit with financial institutions.

Concentration of Credit Risk:

Financial instruments which potentially subject the Company to concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company maintains its cash and cash equivalents at two financial institutions. Amounts on deposit at these financial institutions are in excess of Federal Deposit Insurance Corporation insurable limits.

The Company generally does not require its customers to provide collateral or other security for accounts receivable. Management performs on-going credit evaluations of its customers' financial condition and provides an allowance for potential credit losses as necessary, and such credit losses have historically been within management's expectations.

Inventory:

Inventory, consisting of raw materials and finished goods, is stated at the lower of cost (on a first-in, first-out basis), or market.

Property and Equipment:

Property and equipment is recorded at cost. The Company depreciates property and equipment using the straight-line method over estimated useful lives ranging from one to five years. Leasehold improvements are amortized over the shorter of the remaining lease term or the estimated life of the asset.

Income Taxes:

The Company accounts for income taxes using the asset and liability method. Under this method, deferred income tax assets and liabilities are recorded based on the estimated future tax effects of differences between the financial statement and income tax basis of existing assets and liabilities. Deferred income taxes are classified as current or non-current, based on the classifications of the related assets and liabilities giving rise to the temporary differences. A valuation allowance is provided against deferred income tax assets when their realization is not reasonably assured.

Research and Development:

Research and development expenses are charged to operations as incurred.

Fair Value of Financial Instruments:

The carrying amount of the Company's cash equivalents, accounts receivable, accounts payable and accrued expenses approximate their fair values due to their short maturities.

Stock-Based Compensation:

The Company generally grants stock options to its employees for a fixed number of shares with an exercise price equal to the fair value of the shares on the date of grant. As allowed under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS 123), the Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25) and related interpretations in accounting for stock awards to employees.

Compensation expense for options granted to non-employees has been determined in accordance with SFAS 123 as the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measured. Compensation expense for options granted to non-employees is periodically re-measured as the underlying options vest.

Accounting for Impairment of Long-Lived Assets:

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is measured by comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of their carrying amount or fair value less cost to sell.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. Balance Sheet Account Detail

Inventory:

Inventory consists of the following at July 31, 2002:

Raw materials                                    $  334,924
Finished goods                                      518,368
                                                  ----------
                                                    853,292
  Less inventory allowance                          137,000
                                                  ----------
                                                 $  716,292
                                                  ==========

Property and Equipment:

Property and equipment consists of the following at July 31, 2002:

Computer equipment                               $  111,309
Software                                            608,367
Furniture and fixtures                               62,652
Office equipment                                     69,541
Leasehold improvements                                5,513
                                                  ----------
                                                    857,382
   Less accumulated depreciation and amortization   553,560
                                                  ----------
                                                 $  303,822
                                                  ==========

4. Bank Line of Credit

The Company has a $250,000 bank line of credit which bears interest at the bank's prime interest rate (4.75% at July 31, 2002) and is secured by substantially all Company assets. There were no outstanding borrowings under the line of credit at July 31, 2002.

5. Income Taxes

Income tax expense consists of the following for the year ended July 31, 2002:

Current:
   Federal                                       $       --
   State                                                800
                                                  ----------
                                                        800
Deferred:
   Federal                                           61,700
   State                                            (57,200)
                                                  ----------
                                                      4,500
                                                  ----------
                                                 $    5,300
                                                  ==========

The Company used net operating loss and research tax credit carryforwards to eliminate current income tax liabilities. The Company has federal and state net operating loss carryforwards of $2,261,300 and $1,414,500, respectively, which begin to expire in 2010 and 2003, respectively. Additionally, the Company has research tax credit carryforwards available to offset future taxes of $327,300, which begin to expire in 2010. The Company also has state research credit carryforwards of approximately $281,500, which do not expire.

The components of the Company's deferred income tax assets are as follows at July 31, 2002:

                                           Current    Non-Current
                                         -----------  -----------
Net operating loss carryforwards        $   204,000  $   107,600
Research tax credit carryforwards           251,000      288,000
Depreciation and amortization                    --        6,100
Accrued expenses and reserves               111,100           --
                                         -----------  -----------
                                        $   566,100  $   401,700
                                         ===========  ===========

The reconciliation of the Company's effective tax rate on income before income taxes to the statutory federal income tax rate is as follows:

Statutory Federal Income Tax Rate                           34.0%
State income tax, net of federal tax benefit                 5.5%
Research tax credits generated in 2002                     (29.0)%
Permanent tax differences                                   (9.0)%
                                                      -----------
Effective income tax rate                                    1.5%
                                                      ===========

Federal and California tax laws impose substantial restrictions on the utilization of net operating loss and tax credit carryforwards in the event of an "ownership change" for tax purposes, as defined in Section 382 of the Internal Revenue Code. The issuance of Series A preferred stock in April 2000 resulted in such an ownership change. As a result, net operating loss and tax credit carryforwards incurred through April 30, 2000 are subject to future annual limitations of approximately $207,000 and $18,300, respectively.

6. Stockholders' Equity

Convertible Preferred Stock:

The Company is authorized to issue 4,200,000 shares of convertible preferred stock, all of which has been designated as Series A by the Board of Directors. At July 31, 2002, 4,126,500 shares were issued and outstanding.

The rights, preferences, privileges and restrictions for Series A convertible preferred stock are as follows:

(a) Series A stockholders are entitled to receive non- cumulative dividends at an annual rate of $0.05 per share, when and if declared by the Board of Directors. Dividends on the preferred stock are payable prior to and in preference to dividends declared on common stock. No dividends have been declared through July 31, 2002.

(b) Series A shares have a liquidation preference equal to $1.00 per share, plus all declared but unpaid dividends, before any distribution or payment is made to common stockholders. If the assets and funds are not sufficient to permit the payment of the full preferential amount to Series A stockholders, then the entire assets and funds of the Company legally available for distribution are to be distributed ratably among the holders of the Series A in proportion to the full Series A preferential amount each holder is entitled to. Any remaining assets are divided on a pro rata basis among common stockholders. The merger or consolidation of the Company into another corporation is considered a liquidating event. The aggregate liquidation preference of Series A is $4,126,500 at July 31, 2002.

(c) Series A shares are convertible, one-for-one, into common stock at the option of the holder, subject to adjustment for dilution, at a conversion price of $1.00 per share. Conversion will occur automatically upon the closing of a qualified initial public stock offering, as defined.

(d) Series A shares are entitled to one vote for each share of common stock into which such preferred stock could then be converted, on all matters submitted to a vote of the stockholders of the Company excluding appointments to the Board of Directors. Series A stockholders, voting separately as a class, are entitled to elect one member to the Board of Directors. Common stockholders, voting separately as a class, are entitled to elect three members to the Board of Directors. All remaining Board members are elected by Series A and common stockholders, voting together.

Common Stock:

The Company is authorized to issue 26,000,000 shares of common stock. As of , 14,230,000 shares were issued and outstanding.

Warrants:

In connection with bridge financing in 2000, the Company issued warrants to purchase 30,000 shares of common stock at $1.00 per share exercisable through March 2005. The estimated fair value of these warrants was $501.00. All warrants remain outstanding at July 31, 2002.

7. Stock Option Plan

The Company has a stock option plan under which the Board of Directors has reserved 4,000,000 shares of common stock for issuance. Under the plan, the exercise price of an option cannot be less than the fair market value of one share of common stock on the date of grant for incentive stock options or 85% of the fair market value of one share of common stock for non-statutory stock options (not less than 110% of the fair market value for stockholders owning greater than 10% of all classes of stock). Fair market value is determined by the Board of Directors. Options expire after ten years (five years for stockholders owning greater than 10% of all classes of stock). Options generally vest 25% after one year and 1/36th per month thereafter. Certain options may be exercisable upon grant with the underlying shares subject to the Company's repurchase rights.

Stock option activity under the plan is as follows:

                                         Options Outstanding
                                --------------------------------------
                                                            Weighted-
                                                             Average
                                  Options        Number      Exercise
                                 Available     of Shares      Price
                                ------------  ------------  ----------
Balances, July 31, 2001           1,335,000     2,635,000  $     0.27
Granted                            (400,000)      400,000        0.25
Canceled                             10,000       (10,000)       0.25
                                ------------  ------------
Balances, July 31, 2002             945,000     3,025,000  $     0.27
                                ============  ============

The following table summarizes information about stock options outstanding at :

                      Options Outstanding             Options Vested
             ------------------------------------  -----------------------
                            Weighted-
                             Average    Weighted-                Weighted-
  Range of                  Remaining    Average                  Average
  Exercise      Number     Contractual  Exercise      Number     Exercise
   Prices     of Shares       Life        Price     of Shares      Price
 ----------  ------------  -----------  ---------  ------------  ---------
$     0.25     1,025,000         8.76  $    0.25       309,167  $    0.25
      0.27     2,000,000         7.58       0.27     1,208,333       0.27
             ------------                          ------------
$0.25 - 0.27   3,025,000         7.98  $    0.27     1,517,500  $    0.27
             ============                          ============

The Company applies APB 25 and related interpretations in accounting for activity under the plan. The Company has adopted the disclosure- only provisions of SFAS No. 123. The fair value of stock-based awards to employees has been calculated using the minimum value method with the following weighted-average assumptions: expected life of 5 years, risk-free rate of 4.14% and no dividends during the expected term. The minimum value method, which is allowed under SFAS No. 123 for privately-held companies, assumes zero volatility in the Company's stock price. The pro-forma effect of applying SFAS No. 123 to the Company's outstanding stock options is as follows at July 31, 2002:

Net income as reported                        $  394,898
Pro-forma effect of applying SFAS No. 123        (34,305)
                                               ----------
   Pro-forma net income                       $  360,593
                                               ==========

8. Facility Lease

The Company leases its facility under an operating lease agreement that expires in March 2005. Under terms of the lease, the Company is responsible for certain insurance, property taxes and maintenance expenses. The lease agreement contains scheduled rent increases over the term of the lease and related rent expense is calculated on a straight- line basis with the difference recorded as deferred rent. Rent expense was $293,000 in 2002.

Future minimum rent payments under the lease obligation are as follows at :

2003                                          $  283,800
2004                                             296,000
2005                                             203,600
                                               ----------
                                              $  783,400
                                               ==========

9. Major Customers and Supplier

The Company had two major customers in 2002. Major customers are defined as customers where sales were in excess of 10% of total revenues. Sales to these customers amounted to $1,595,600 or 41% of total revenues in 2002. Accounts receivable from major customers were $269,000 at July 31, 2002. In 2002, the Company received approximately 54% of its revenues from customers in Asia.

The Company purchased all raw materials from two suppliers in 2002. Although management believes there are other manufacturers available to provide similar products on comparable terms, a change in suppliers could cause delays and possible loss of sales, which could adversely affect operating results.

10. Related Party Transactions

A Taiwan-based company, which owns 18% of the Company's outstanding stock, provides the Company with services related to purchasing of inventory, testing and packaging chips and the storing of inventory until items are shipped to customers. The Company incurred $226,557 in services from this stockholder, of which $17,345 was included in accounts payable at July 31, 2002.

11. Employee Benefit Plan

The Company has a 401(k) plan to provide defined contribution retirement benefits for all employees. Participants may contribute a portion of their compensation to the plan, subject to the limitations under the Internal Revenue Code. The Company's contributions to the plan are at the discretion of the Board. The Company did not make any contributions to the plan for 2002.

HiNT CORPORATION
BALANCE SHEET
(Unaudited)

                                                                        April 30, 2003
                                                                        --------------
                                ASSETS
Current Assets
  Cash and cash equivalents                                            $    2,371,327
  Accounts receivable, net of $10,000 allowance for doubtful accounts         696,700
  Inventory, net                                                              544,583
  Prepaid expenses and other                                                   33,815
  Deferred income taxes                                                       602,600
                                                                        --------------
        Total current assets                                                4,249,025

Property and Equipment, net                                                   141,152
Software Licenses, net                                                         81,315
Deferred Income Taxes                                                          72,200
Deposits                                                                      131,945
                                                                        --------------
                                                                       $    4,675,637
                                                                        ==============

                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts payable                                                     $      187,011
  Accrued salaries and related expenses                                       207,793
                                                                        --------------
        Total current liabilities                                             394,804

Deferred Rent                                                                  23,180
Commitments and Contingencies
Stockholders' Equity
  Series A convertible preferred stock, no par value - 4,200,000 shares authorized; 4,126,500 issued and outstanding
    (aggregate liquidation preference of $4,126,500)                        4,093,746
  Common stock, no par value - 26,000,000 shares authorized;
    14,230,000 issued and outstanding                                       1,377,512
  Accumulated deficit                                                      (1,213,605)
                                                                        --------------
                                                                            4,257,653
                                                                        --------------
                                                                       $    4,675,637
                                                                        ==============

The accompanying notes are an integral part of these unaudited financial statements.

HiNT CORPORATION
STATEMENT OF INCOME AND ACCUMULATED DEFICIT
(Unaudited)

                                                        Nine
                                                    Months Ended
                                                    April 30, 2003
Revenues                                            -------------
  Chip sales                                       $   4,265,596
  Design services                                        250,000
                                                    -------------
                                                       4,515,596
                                                    -------------
Cost of Revenues
  Chip sales                                           1,077,396
  Design services                                        185,985
                                                    -------------
                                                       1,263,381
                                                    -------------
Gross Margin                                           3,252,215

Operating Expenses
  General and administrative                             468,532
  Research and development                             1,619,964
  Sales and marketing                                    327,843
                                                    -------------
                                                       2,416,339
                                                    -------------
Income from Operations                                   835,876
Other Income
  Royalty income                                          25,000
  Interest income                                         20,993
                                                    -------------
                                                          45,993
                                                    -------------
Net Income before Income Tax Expense                     881,869
Income Tax Expense                                       293,800
                                                    -------------
      Net income                                         588,069
Accumulated Deficit, July 31, 2002                    (1,801,674)
                                                    -------------
Accumulated Deficit, April 30, 2003                $  (1,213,605)
                                                    =============

The accompanying notes are an integral part of these unaudited financial statements.

HiNT CORPORATION
STATEMENT OF CASH FLOWS
(Unaudited)

                                                                    Nine
                                                                Months Ended
                                                                April 30, 2003
                                                                -------------
Cash Flows from Operating Activities
  Net income                                                   $     588,069
  Adjustments to reconcile net income to net cash
     used in operating activities:
        Depreciation and amortization                                208,426
        Increase in inventory allowance                                8,250
        Deferred income taxes                                        893,000
        Changes in operating assets and liabilities:
            Accounts receivable                                     (218,225)
            Inventory                                                163,459
            Deferred contract costs and other current assets         163,777
            Accounts payable and accrued expenses                   (102,568)
            Deferred contract revenues                              (250,000)
            Deferred rent                                              3,793
                                                                -------------
                 Net cash provided by operating activities         1,457,981

Cash Flows from Investing Activities
  Purchase of property and equipment                                 (18,651)
  Purchase of software licenses                                     (108,420)
                 Net cash used in investing activities          -------------
                                                                    (127,071)
                                                                -------------
Increase in Cash and Cash Equivalents                              1,330,910
Cash and Cash Equivalents, July 31, 2002                           1,640,417
                                                                -------------
Cash and Cash Equivalents, April 30, 2003                      $   2,971,327
                                                                =============

Supplemental Disclosure of Cash Flow Information
  Cash paid for interest                                       $          --
                                                                =============
  Cash paid for income taxes                                   $         800
                                                                =============

The accompanying notes are an integral part of these unaudited financial statements.

HiNT CORPORATION

NOTES TO UNAUDITED FINANCIAL STATEMENTS

1. Nature of Business and Sale of Company Capital Stock

HiNT Corporation (the Company) was incorporated in California in September 1991 and is headquartered in Fremont, California. The Company designs and markets PCI Bridges for applications in embedded telecommunication and networking systems and performs design services for customers.

All of the Company's capital stock was acquired by PLX Technology, Inc. on May 22, 2003, at which time it became a wholly-owned subsidiary of PLX Technology, Inc.

2. Unaudited Interim Financial Statements

The interim financial statements included in this report are unaudited. The Company believes the interim financial statements are presented on a basis consistent with the audited financial statements. The Company also believes that the interim financial statements contain all adjustments necessary for a fair presentation of the results for such interim periods. All of these adjustments are normal recurring adjustments. The results of operations for interim periods do not necessarily predict the operating results for the full year. The balance sheet as of April 30, 2003 does not include all disclosures required by generally accepted accounting principles as permitted by interim reporting requirements. The information included in this report should be read in conjunction with the audited financial statements and related notes included elsewhere herein.

3. Significant Accounting Policies

Revenue Recognition:

Chip sales are recorded upon shipment to the customer. The Company also accrues for estimated sales returns of product based on past history. Design service revenue under fixed price contracts is recorded when the services have been completed and accepted by the customer. Amounts received from customers in excess of costs incurred on uncompleted contracts are recorded as deferred contract revenue. There were no uncompleted contracts at April 30, 2003.

Cash and Cash Equivalents:

Cash and cash equivalents include all cash balances and highly-liquid investments with a maturity of three months or less at the date of purchase. Cash and cash equivalents consist primarily of money market accounts on deposit with financial institutions.

Concentration of Credit Risk:

Financial instruments which potentially subject the Company to concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company maintains its cash and cash equivalents at two financial institutions. Amounts on deposit at these financial institutions are in excess of Federal Deposit Insurance Corporation insurable limits.

The Company generally does not require its customers to provide collateral or other security for accounts receivable. Management performs on-going credit evaluations of its customers' financial condition and provides an allowance for potential credit losses as necessary, and such credit losses have historically been within management's expectations.

Inventory:

Inventory, consisting of raw materials and finished goods, is stated at the lower of cost (on a first-in, first-out basis), or market.

Property and Equipment:

Property and equipment is recorded at cost. The Company depreciates property and equipment using the straight-line method over estimated useful lives ranging from one to five years. Leasehold improvements are amortized over the shorter of the remaining lease term or the estimated life of the asset.

Software Licenses:

The Company amortizes purchased software licenses under the terms of the contracts. Accumulated amortization was $27,100 at April 30, 2003.

Income Taxes:

The Company accounts for income taxes using the asset and liability method. Under this method, deferred income tax assets and liabilities are recorded based on the estimated future tax effects of differences between the financial statement and income tax basis of existing assets and liabilities. Deferred income taxes are classified as current or non-current, based on the classifications of the related assets and liabilities giving rise to the temporary differences. A valuation allowance is provided against deferred income tax assets when their realization is not reasonably assured.

Research and Development:

Research and development expenses are charged to operations as incurred.

Fair Value of Financial Instruments:

The carrying amount of the Company's cash equivalents, accounts receivable, accounts payable and accrued expenses approximate their fair values due to their short maturities.

Stock-Based Compensation:

The Company generally grants stock options to its employees for a fixed number of shares with an exercise price equal to the fair value of the shares on the date of grant. As allowed under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS 123), the Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25) and related interpretations in accounting for stock awards to employees.

Compensation expense for options granted to non-employees has been determined in accordance with SFAS 123 as the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measured. Compensation expense for options granted to non-employees is periodically re-measured as the underlying options vest.

Accounting for Impairment of Long-Lived Assets:

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is measured by comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of their carrying amount or fair value less cost to sell.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4. Balance Sheet Detail

Inventory:

Inventory consists of the following at April 30, 2003:

Raw materials                                    $  178,674
Finished goods                                      511,159
                                                  ----------
                                                    689,833
  Less inventory allowance                          145,250
                                                  ----------
                                                 $  544,583
                                                  ==========

Property and Equipment:

Property and equipment consists of the following at April 30, 2003:

Computer equipment                               $  116,390
Software                                            620,843
Furniture and fixtures                               62,652
Office equipment                                     70,634
Leasehold improvements                                5,513
                                                  ----------
                                                    876,032
   Less accumulated depreciation and amortization   734,880
                                                  ----------
                                                 $  141,152
                                                  ==========

5. Bank Line of Credit

The Company has a $250,000 bank line of credit which bears interest at the bank's prime interest rate (4.25% at April 30, 2003) and is secured by substantially all Company assets. There were no outstanding borrowings under the line of credit at April 30, 2003.

6. Income Taxes

Income tax expense consists of the following for the nine months ended April 30, 2003:

Current:
   Federal                                       $       --
   State                                                800
                                                  ----------
                                                        800
Deferred:
   Federal                                          260,900
   State                                             32,100
                                                  ----------
                                                    293,000
                                                  ----------
                                                 $  293,800
                                                  ==========

The Company used net operating loss and research credit carryforwards to eliminate its current income tax liabilities. The Company has federal and state net operating loss carryforwards of approximately $1,774,800 and $1,414,500, respectively, which begin to expire in 2010 and 2003, respectively. Additionally, the Company has research tax credit carryforwards available to offset future taxes of approximately $221,800, which begin to expire in 2010. The Company also has state research credit carryforwards of approximately $248,500, which do not expire.

The components of the Company's deferred income tax assets and liabilities are as follows at April 30, 2003:

                                           Current    Non-Current
                                         -----------  -----------
Net operating loss carryforwards        $    70,400  $    66,100
Research tax credit carryforwards           425,900           --
Depreciation and amortization                    --        6,100
Accrued expenses and reserves               106,300           --
                                         -----------  -----------
                                        $   602,600  $    72,200
                                         ===========  ===========

The reconciliation of the Company's effective tax rate on income before income taxes to the statutory federal income tax rate is as follows:

Statutory Federal Income Tax Rate                           34.0%
State income tax, net of federal tax benefit                 6.0%
Research tax credits generated in 2003                     (12.7)%
Other                                                        3.0%
Permanent tax differences                                    3.0%
                                                      -----------
Effective income tax rate                                   33.3%
                                                      ===========

Federal and California tax laws impose substantial restrictions on the utilization of net operating loss and tax credit carryforwards in the event of an "ownership change" for tax purposes as defined in Section 382 of the Internal Revenue Code. The issuance of Series A preferred stock in April 2000 resulted in such an ownership change. As a result, net operating loss and tax credit carryforwards incurred through April 30, 2000 are subject to future annual limitations of approximately $207,000 and $18,300, respectively.

7. Stockholders' Equity

Convertible Preferred Stock:

The Company is authorized to issue 4,200,000 shares of convertible preferred stock, all of which has been designated as Series A by the Board of Directors. At April 30, 2003, 4,126,500 shares were issued and outstanding.

The rights, preferences, privileges and restrictions for Series A convertible preferred stock are as follows:

(a) Series A stockholders are entitled to receive non- cumulative dividends at an annual rate of $0.05 per share, when and if declared by the Board of Directors. Dividends on the preferred stock are payable prior to and in preference to dividends declared on common stock. No dividends have been declared through April 30, 2003.

(b) Series A stockholders have a liquidation preference equal to $1.00 per share, plus all declared but unpaid dividends, before any distribution or payment is made to common stockholders. If the assets and funds are not sufficient to permit the payment of the full preferential amount to Series A stockholders, then the entire assets and funds of the Company legally available for distribution are to be distributed ratably among the holders of the Series A in proportion to the full Series A preferential amount each holder is entitled to. Any remaining assets are divided on a pro rata basis among common stockholders. The merger or consolidation of the Company into another corporation is considered a liquidating event. The aggregate liquidation preference of Series A is $4,126,500 at April 30, 2003.

(c) Series A shares are convertible, one-for-one, into common stock at the option of the holder, subject to adjustment for dilution, at a conversion price of $1.00 per share. Conversion will occur automatically upon the closing of a qualified initial public offering, as defined.

(d) Series A shares are entitled to one vote for each share of common stock into which such preferred stock could then be converted, on all matters submitted to a vote of the stockholders of the Company excluding appointments to the Board of Directors. Series A stockholders, voting separately as a class, are entitled to elect one member to the Board of Directors. Common stockholders, voting separately as a class, are entitled to elect three members to the Board of Directors. All remaining Board members are elected by Series A and common stockholders, voting together.

Common Stock:

The Company is authorized to issue 26,000,000 shares of common stock. As of April 30, 2003, 14,230,000 shares were issued and outstanding.

Warrants:

In connection with bridge financing in 2000, the Company issued warrants to purchase 30,000 shares of common stock at $1.00 per share exercisable through March 2005. The estimated fair value of these warrants was $501. All warrants remain outstanding at April 30, 2003.

8. Stock Option Plan

The Company has a stock option plan under which the Board of Directors has reserved 4,000,000 shares of common stock for issuance. Under the plan, the exercise price of an option cannot be less than the fair market value of one share of common stock on the date of grant for incentive stock options or 85% of the fair market value of one share of common stock for non- statutory stock options (not less than 110% of the fair market value for stockholders owning greater than 10% of all classes of stock). Fair market value is determined by the Board of Directors. Options expire after ten years (five years for stockholders owning greater than 10% of all classes of stock). Options generally vest 25% after one year and 1/36th per month thereafter. Certain options may be exercisable upon grant with the underlying shares subject to the Company's repurchase rights.

Stock option activity under the plan is as follows:

                                         Options Outstanding
                                --------------------------------------
                                                            Weighted-
                                                             Average
                                  Options        Number      Exercise
                                 Available     of Shares      Price
                                ------------  ------------  ----------
Balances, July 31, 2002             945,000     3,025,000  $     0.27
Granted                             (20,000)       20,000        0.50
                                ------------  ------------
Balances, April 30, 2003            925,000     3,045,000  $     0.27
                                ============  ============

The following table summarizes information about stock options outstanding at April 30, 2003:

                      Options Outstanding             Options Vested
             ------------------------------------  -----------------------
                            Weighted-
                             Average    Weighted-                Weighted-
  Range of                  Remaining    Average                  Average
  Exercise      Number     Contractual  Exercise      Number     Exercise
   Prices     of Shares       Life        Price     of Shares      Price
 ----------  ------------  -----------  ---------  ------------  ---------
$     0.25     1,025,000         8.01  $    0.25       531,146  $    0.25
      0.27     2,000,000         6.83       0.27     1,583,333       0.27
      0.50        20,000         9.33       0.50         3,333       0.50
             ------------                          ------------
$0.25 - 0.50   3,045,000         7.24  $    0.27     2,117,812  $    0.27
             ============                          ============

The Company applies APB 25 and related interpretations in accounting for activity under the plan. The Company has adopted the disclosure- only provisions of SFAS No. 123. The fair value of stock-based awards to employees has been calculated using the minimum value method with the following weighted-average assumptions: expected life of 5 years, risk-free rate of 3.28% and no dividends during the expected term. The minimum value method, which is allowed under SFAS No. 123 for privately-held companies, assumes zero volatility in the Company's stock price. The pro-forma effect of applying SFAS No. 123 to the Company's outstanding stock options is as follows at April 30, 2003:

Net income as reported                        $  588,069
Pro-forma effect of applying SFAS No. 123        (28,174)
                                               ----------
   Pro-forma net income                       $  559,895
                                               ==========

9. Facility Lease

The Company leases its facility under an operating lease agreement that expires in March 2005. Under terms of the lease, the Company is responsible for certain insurance, property taxes and maintenance expenses. The lease agreement contains scheduled rent increases over the term of the lease and related rent expense is calculated on a straight-line basis with the difference recorded as deferred rent. Rent expense was $212,000 for the nine months ended April 30, 2003.

Future minimum rent payments under the lease obligation are as follows at April 30, 2003:

2003 (3 months)                               $   72,000
2004                                             296,000
2005                                             206,600
                                               ----------
                                              $  574,600
                                               ==========

10. Major Customers and Supplier

The Company had one major customer for the nine months period ended April 30, 2003. Major customers are defined as customers where sales were in excess of 10% of total revenues. Sales to this customers amounted to $1,970,700 or 44% of total revenues in 2003. The amount receivable from this major customer was $399,000 at April 30, 2003. In 2003, the Company received approximately 61% of its revenues from customers in Asia.

The Company purchased all raw materials from two suppliers in the nine months ended April 30, 2003. Although management believes there are other manufacturers available to provide similar products on comparable terms, a change in suppliers could cause delays and possible loss of sales, which could adversely affect operating results.

11. Related Party Transactions

A Taiwan-based company, which owns 18% of the Company's outstanding stock, provides the Company with services related to purchasing of inventory, testing and packaging chips and the storing of inventory until items are shipped to customers. The Company incurred $15,506 in services from this stockholder.

12. Employee Benefit Plan

The Company has a 401(k) plan to provide defined contribution retirement benefits for all employees. Participants may contribute a portion of their compensation to the plan, subject to the limitations under the Internal Revenue Code. The Company's contributions to the plan are at the discretion of the Board. The Company did not make any contributions to the plan for the nine months ended April 30, 2003.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Introduction

The following unaudited pro forma combined financial statements give effect to the merger of HiNT Corp. ("HiNT") with and into PLX Technology, Inc ("PLX").

The unaudited pro forma combined statements of operations for the three months ended March 31, 2003 and for the year ended December 31, 2002 give effect to the acquisition of HiNT as if they had occurred as of the beginning of the periods presented. The unuadited pro forma combined balance sheet presents the financial position of PLX at March 31, 2003 giving effect to the acquisition of HiNT as if it had occurred on such date.

The unaudited pro forma combined statement of operations for the year ended December 31, 2002 has been prepared by combining PLX's historical consolidated statement of operations for the year ended December 31, 2002 with the statement of operations of HiNT for the year ended January 31, 2003. The statement of operations of HiNT for the year ended January 31, 2003 was derived by adding the statement of operations for the six months ended July 31, 2002 with the six months ended January 31, 2003.

The unaudited pro forma combined statement of operations for the three months ended March 31, 2003 has been prepared by combining PLX's historical consolidated statement of operations for the three months ended March 31, 2003 with the statement of operations of HiNT's for the three months ended April 30, 2003.

The unaudited pro forma combined balance sheet as of March 31, 2003 has been prepared by combining the historical consolidated balance sheet of PLX as of March 31, 2003 with the historical balance sheet of HiNT as of April 30, 2003.

The unaudited pro forma combined financial statements is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred if the transaction had been consummated at the dates indicated, nor is it necessarily indicative of future operating results.

The unaudited pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements, including the related notes thereto, of (i) PLX, included in its Form 10-K for the year ended December 31, 2002 and its Form 10-Q for the three- months ended March 31, 2003, and (ii) HiNT,which are contained elsewhere in this document.

PLX TECHNOLOGY, INC. AND HiNT CORPORATION
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2002

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                         PLX           HiNT
                                                     YEAR ENDED     YEAR ENDED
                                                    DECEMBER 31,    JANUARY 31,     PRO FORMA       PRO FORMA
                                                        2002           2003        ADJUSTMENTS      COMBINED
                                                    -------------  -------------  -------------   -------------
Net revenues                                       $      34,810  $       5,733  $          --   $      40,543
Cost of revenues                                          10,852          1,699             --          12,551
                                                    -------------  -------------  -------------   -------------
Gross profit                                              23,958          4,034             --          27,992
                                                    -------------  -------------  -------------   -------------
Operating expenses:
  Research and development                                14,256          1,878             42 A        16,176
  Selling, marketing and administrative                   12,433            998             43 A        13,474
  Amortization of other intangibles                          533             --            653 B         1,186
                                                    -------------  -------------  -------------   -------------
Total operating expenses                                  27,222          2,876            738          30,836
                                                    -------------  -------------  -------------   -------------
Income (loss) from operations                             (3,264)         1,158           (738)         (2,844)
Interest income (expense) and other, net                   1,004            106             --           1,110
                                                    -------------  -------------  -------------   -------------
Income (loss) before provision for income taxes           (2,260)         1,264           (738)         (1,734)
Provision (benefit) for income taxes                          60            190           (261)C           (11)
                                                    -------------  -------------  -------------   -------------
Net income (loss)                                  $      (2,320) $       1,074  $        (477)  $      (1,723)
                                                    =============  =============  =============   =============

Basic and diluted net loss per share               $       (0.10)                                $       (0.07)
                                                    =============                                 =============
Shares used to compute basic and
  diluted per share amounts                               22,785                                        25,782
                                                    =============                                 =============

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

PLX TECHNOLOGY, INC. AND HiNT CORPORATION
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2003

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                         PLX           HiNT
                                                     YEAR ENDED     YEAR ENDED
                                                      MARCH 31,      APRIL 30,      PRO FORMA       PRO FORMA
                                                        2003           2003        ADJUSTMENTS      COMBINED
                                                    -------------  -------------  -------------   -------------
Net revenues                                       $       8,503  $       1,625  $          --   $      10,128
Cost of revenues                                           2,515            393             --           2,908
                                                    -------------  -------------  -------------   -------------
Gross profit                                               5,988          1,232             --           7,220
                                                    -------------  -------------  -------------   -------------
Operating expenses:
  Research and development                                 3,713            575             12 A         4,300
  Selling, marketing and administrative                    3,058            334             13 A         3,405
  Amortization of other intangibles                          133             --            163 B           296
                                                    -------------  -------------  -------------   -------------
Total operating expenses                                   6,904            909            188           8,001
                                                    -------------  -------------  -------------   -------------
Income (loss) from operations                               (916)           323           (188)           (781)
Interest income (expense) and other, net                     108              7             --             115
                                                    -------------  -------------  -------------   -------------
Income (loss) before provision for income taxes             (808)           330           (188)           (666)
Provision (benefit) for income taxes                           8            110            (65)C            53
                                                    -------------  -------------  -------------   -------------
Net income (loss)                                  $        (816) $         220  $        (123)  $        (719)
                                                    =============  =============  =============   =============

Basic and diluted net loss per share               $       (0.04)                                $       (0.03)
                                                    =============                                 =============
Shares used to compute basic and
  diluted per share amounts                               21,135                                        24,132
                                                    =============                                 =============

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

PLX TECHNOLOGY, INC. AND HiNT CORPORATION
UNAUDITED PRO FORMA COMBINED BALANCE SHEETS
MARCH 31, 2003

(IN THOUSANDS)

                                                         PLX           HiNT         COMBINED
                                                      MARCH 31,      APRIL 30,      PRO FORMA       PRO FORMA
                                                        2003           2003        ADJUSTMENTS      COMBINED
                                                    -------------  -------------  -------------   -------------
ASSETS
Current assets:
  Cash and cash equivalents                        $       4,166  $       2,371  $      (3,608)D $       2,929
  Short-term investments                                  16,142             --             --          16,142
  Accounts receivable, net                                 3,320            697             --           4,017
  Inventories                                                847            545             --           1,392
  Deferred tax assets                                         --            603           (603)E            --
  Income tax receivable                                    3,635             --             --           3,635
  Other current assets                                     2,197             34             --           2,231
                                                    -------------  -------------  -------------   -------------
Total current assets                                      30,307          4,250         (4,211)         30,346
Property and equipment, net                               31,749            222           (222)F        31,749
Other assets                                                 277            204            (72)E           409
Long-term investments                                      1,002             --             --           1,002
Goodwill                                                   8,054             --          8,807 G        16,861
Other intangible assets                                      837             --          2,690 H         3,527
                                                    -------------  -------------  -------------   -------------
Total assets                                       $      72,226  $       4,676  $       6,992   $      83,894
                                                    =============  =============  =============   =============
LIABILITIES
Current liabilities:
  Accounts payable                                 $       1,949  $         187  $         801 I $       2,937
  Accrued compensation and benefits                        1,075            208             --           1,283
  Deferred revenue                                           689             --             --             689
  Accrued commissions                                        208             --             --             208
  Deferred tax liability                                      --             --            815 J           815
  Other accrued expenses                                     689             --            218 K           907
                                                    -------------  -------------  -------------   -------------
Total current liabilities                                  4,610            395          1,834           6,839

Deferred tax liability                                        --             --            261 J           261
Other liabilities                                             --             23            (23)L            --
                                                    -------------  -------------  -------------   -------------
Total liabilities                                          4,610            418          2,072           7,100
                                                    -------------  -------------  -------------   -------------
STOCKHOLDERS' EQUITY
  Convertible preferred stock                                 --          4,094         (4,094)M            --
  Common stock                                                21             --              3 N            24
  Additional paid-in capital                              74,977          1,378          8,782 O        85,137
  Deferred compensation                                     (443)            --           (110)P          (553)
  Notes receivable from stockholders                         (67)            --             --             (67)
  Accumulated other comprehensive loss                        33             --             --              33
  Retained deficit                                        (6,905)        (1,214)           339 Q        (7,780)
                                                    -------------  -------------  -------------   -------------
Total stockholders' equity                                67,616          4,258          4,920          76,794
                                                    -------------  -------------  -------------   -------------
Total liabilities and stockholders' equity         $      72,226  $       4,676  $       6,992   $      83,894
                                                    =============  =============  =============   =============

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

PLX TECHNOLOGY, INC. AND HiNT CORPORATION

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRESENTATION

The unaudited pro forma combined statements of operations for the three months ended March 31, 2003 and for the year ended December 31, 2002, assume the business combination took place as of the beginning of the periods presented.

The pro forma combined balance sheet assumes that the acquisition of HiNT Corporation. (HiNT) occurred on March 31, 2003.

On a combined basis, there were no material transactions between HiNT Corp. (HiNT) and PLX Technology, Inc. (PLX) during the periods presented. There are no material differences between the accounting policies of HiNT and PLX. The pro forma combined provision for income taxes may not represent the amounts that would have resulted had HiNT and PLX filed consolidated income tax returns during the periods presented.

NOTE 2. ACQUISITION ACCOUNTING

On May 22, 2003, PLX completed the acquisition of HiNT with a purchase price, including deferred compensation expense and assumed liabilities, of approximately $15.6 million. Had the acquisition occurred on April 30, 2003, the pro forma purchase price of HiNT is summarized below (in thousands):

Cash consideration                               $   3,608
Fair value of common stock issued                    9,595
Fair value of options and warrants assumed             457
Assumed liabilities                                  1,023
Acquisition costs                                      391
                                                  ---------
Pro forma purchase price                         $  15,074
                                                  =========

PLX accounted for the acquisition of HiNT using the purchase method of accounting. The allocation of PLX's $15.6 million purchase price to the net tangible assets and identifiable intangible assets acquired and liabilities assumed on May 22, 2003 was based on an independent appraisal and estimate of fair value. Had the acquisition occurred on April 30, 2003, the allocation of PLX's pro forma purchase price to net tangible assets and identifiable assets acquired and liabilities assumed is summarized below (in thousands):

Tangible assets                                  $   3,778
Deferred tax liability                              (1,076)
In-process technology                                  875
Goodwill and other intangible assets:
    Goodwill                                         8,807
    Developed/Core Technology                        1,828
    Customer Base                                      862
                                                  ---------
                                                    11,497
                                                  ---------
Pro forma net assets acquired                    $  15,074
                                                  =========

The difference between the pro forma purchase price of $15.1 million as of April 30, 2003 and the preliminary purchase price of $15.6 million as of May 22, 2003 primarily relates to an increase in HiNT's liabilities during that period. The allocation of purchase price is subject to change pending completion of the final analysis of the total purchase price and fair value of the assets acquired and the liabilities assumed.

NOTE 3. PRO FORMA NET LOSS PER SHARE

Basic and diluted pro forma net loss per share for the periods presented was calculated based on the issuance of 2,996,589 shares of PLX's common stock in exchange for the capital stock of HiNT. The basic and diluted net loss per share for the pro forma combined periods ending March 31, 2003 and December 31, 2002 did not include common stock equivalents from the PLX and HiNT option plans because they were antidilutive.

NOTE 4. PRO FORMA ADJUSTMENTS

The following unaudited pro forma adjustments give effect to the combination of PLX and HiNT as if such transaction occurred as of December 31, 2002 and March 31, 2003.

  To record deferred compensation expense on unvested options assumed in connection with the acquisition of HiNT.

  To record amortization of other intangibles related to the acquisition of HiNT.

  To adjust the tax benefit for acquisition related costs related to HiNT and the combined entity.

  To record cash paid for the acquisition of HiNT.

  To eliminate HiNT's current and noncurrent deferred tax asset balances.

  To write down property and equipment to fair market value.

  To record goodwill resulting from the purchase price allocation of $7.7M and a deferred tax liability of $1.1M (see J below)

  To record developed/core technology of $1.8M and customer base of $0.9M in connection with the acquisition of HiNT.

  To record unaccrued PLX and HiNT acquisition costs of $0.4M and $0.4M, respectively, in connection with the acquisition transaction.

  To record deferred tax liability related to the identified intangible assets.

  To record a liability in connection with the vacating of a lease facility.

  To eliminate HiNT's deferred rent balance.

  To eliminate HiNT's convertible preferred stock.

  To record the par value of 2,996,589 shares of PLX to be issued in connection with the acquisition of HiNT.

  To record the additional paid in capital from the issuance of PLX shares and assumption of HiNT's options and warrants ($10.2M) offset by the elimination in HiNT's additional paid in capital balance ($1.4M).

  To record deferred compensation on the unvested options assumed by PLX in connection with the acquisition of HiNT.

  To record (1) the elimination of HiNT's retained deficit balance of $1.2M, and (2) the in process research and development charge of $0.9M in connection with the acquisition of HiNT.

EXHIBIT INDEX

Exhibit Number	Description
2.1

Agreement and Plan of Reorganization dated May 6, 2003 by and among PLX Technology, Inc., HT Acquisition Sub, LLC, HiNT Corporation and Herbert Chang as Shareholders' Agent. (PREVIOUSLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 27, 2003 AS EXHIBIT 2.1 TO THE REGISTRANT'S FORM 8-K AND INCORPORATED HEREIN BY REFERENCE)

23.1	Consent of Frank, Rimerman & Co. LLP, independent auditors

Pursuant to Item 601(b)(2) of Regulation S-K, the following exhibits and schedules to this Agreement and Plan of Merger have been omitted. Such exhibits and schedules will be submitted to the Securities and Exchange Commission upon request.

Exhibit/Schedule	Name

Exhibit A	Certain Definitions
Exhibit B	Escrow Agreement
Exhibit C	Financial Statements
Exhibit D	Proprietary Information and Inventions Agreement
Exhibit E	Shelf Registration Agreement
Exhibit F	Voting Agreement
Exhibit G	Opinion from Company Counsel
Exhibit H	Opinion from Acquiror's Counsel
Company Disclosure Schedule
Acquiror Schedules